UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

LIGHTWAVE LOGIC, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

369 Inverness Parkway, Suite 350

Englewood, CO 80112

April 14, 2023

Dear Fellow Shareholder:

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) will be held at 10:00 a.m. (Mountain Time) on Thursday, May 25, 2023 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112. I hope you will be able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Please sign, date, and return the enclosed proxy card or voting instruction form without delay. The Company’s Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended December 31, 2022 accompanies the Proxy Statement. The proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at www.lightwavelogic.com.

All shares represented by proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (i) as to Proposal 1, the proxy confers authority to vote “FOR” the person listed as nominee for a position on the Board of Directors; (ii) as to Proposal 2, the proxy confers authority to vote “FOR” the ratification of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) as to Proposal 3, the proxy confers authority to vote “FOR” the approval of the amendment to increase the number of shares reserved pursuant to the Company’s 2016 Equity Incentive Plan from 8 million to 13 million shares of common stock and to include Restricted Stock Units as a type of award that may be granted pursuant to the Company’s 2016 Equity Incentive Plan; and (iv) as to any other business which comes before the Annual Meeting, the proxy confers authority to vote in the proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for the nominee for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement is in the best interest of the Company and its shareholders and recommends a vote “FOR” the nominee and “FOR” Proposals 2 and 3. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy card or voting instruction form.

Your vote is important, and all shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed proxy card or voting instruction form as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the Annual Meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or voting instruction form.

Thank you for your investment and continued interest in Lightwave Logic, Inc.

Sincerely,

/s/ Michael S. Lebby

Michael S. Lebby

CEO, Chair of the Board

LIGHTWAVE LOGIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 25, 2023

To Our Shareholders:

Notice is hereby given that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) will be held at 10:00 a.m. (Mountain Time) on Thursday, May 25, 2023 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112, for the following purposes:

1.	To elect one (1) Director to the Board of Directors to serve until the 2026 Annual Meeting of Shareholders or until their successor has been duly elected or appointed and qualified;

2.	To ratify the appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To approve an amendment to increase the number of shares reserved pursuant to the Company’s 2016 Equity Incentive Plan from 8 million to 13 million shares of common stock and to include Restricted Stock Units as a type of award that may be granted pursuant to the Company’s 2016 Equity Incentive Plan; and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 28, 2023, as the Record Date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a shareholder list will be kept at the Company’s office and shall be available for inspection by shareholders during usual business hours. A shareholder list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy card or voting instruction form as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet or by telephone. If you receive more than one proxy card or voting instruction form because your shares are registered in different names and addresses, each proxy card or voting instruction form should be signed and returned to assure that all of your shares are represented at the Annual Meeting. Proxy cards or voting instruction forms forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxy cards or voting instruction forms will save the expense involved in further communication.

By Order of the Board of Directors

/s/ Michael S. Lebby

Michael S. Lebby

CEO, Chair of the Board

April 14, 2023

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Lightwave Logic, Inc. of proxies to be voted at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) that will be held at 10:00 a.m. (Mountain Time) on Thursday, May 25, 2023 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112 and at any adjournments thereof (the “Annual Meeting”). In this Proxy Statement, Lightwave Logic, Inc. is referred to as “we,” “us,” “our,” “Company” or “Lightwave Logic” unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect one (1) Director to the Board of Directors; (ii) to ratify the appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) to approve the amendment to increase the number of shares reserved pursuant to the Company’s 2016 Equity Incentive Plan from 8 million to 13 million shares of common stock and to include Restricted Stock Units as a type of award that may be granted pursuant to the Company’s 2016 Equity Incentive Plan and (iv) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy card or voting instruction form will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the shareholders vote “FOR” the nominee and “FOR” Proposals 2 and 3. Only holders of record of common stock of the Company at the close of business on March 28, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of our Company are located at 369 Inverness Parkway, Suite 350, Englewood, CO 80112, and our telephone number is 720-340-4949. The approximate date on which this Proxy Statement, the proxy card or a voting instruction form and any other accompanying materials are first being sent or given to shareholders is April 14, 2023. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“Annual Report”) is enclosed with these materials but should not be considered proxy solicitation material. Additionally, the proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at www.lightwavelogic.com.

1

INFORMATION CONCERNING SOLICITATION AND VOTING

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of record at the close of business on March 28, 2023 (the “Record Date”) and are entitled to vote at the meeting. The Company has delivered to you by mail beginning on or about April 14, 2023, the Proxy Statement and the Annual Report, along with either a proxy card or a voting instruction form. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend.

What do I need to be admitted to the Annual Meeting?

In order to be admitted to the Annual Meeting, a shareholder must present proof of ownership of Lightwave Logic stock on the Record Date. Any holder of a proxy from a shareholder must present the proxy card, properly executed. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

What am I being asked to vote on at the meeting?

We are asking our shareholders to elect a director, ratify the appointment of our independent registered public accounting firm, and approve an amendment to our Company’s 2016 Equity Incentive Plan.

Who is entitled to vote?

Shareholders as of the close of business on the Record Date are entitled to vote. Each shareholder is entitled to one vote for each share of common stock held on the Record Date. Shareholders are not entitled to cumulative voting.

How many votes are needed for approval of each item?

Proposal Number 1. Directors will be elected by a plurality of the votes cast in person or by proxy, meaning the three nominees receiving the most votes will be elected as directors. A “withhold” vote with respect to any nominee will have no effect on the election of that nominee. Shareholders are not entitled to cumulative voting with respect to the election of directors.

Proposal Number 2. The appointment of our independent registered public accounting firm will be ratified if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal Number 3. The amendment to our Company’s 2016 Equity Incentive Plan will be approved if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card.

What constitutes a quorum?

As of the Record Date, 114,002,707 shares of our common stock were issued and outstanding. The presence, either in person or by proxy, of the holders of thirty-three and one-third percent (33.3%) of these outstanding shares is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

2

How do I vote?

Record Holders:

1.	Vote by Internet. Follow the VOTE BY INTERNET instructions on your proxy card.
2.	Vote by phone. Follow the VOTE BY PHONE instructions on your proxy card.
3.	Vote by mail. Follow the VOTE BY MAIL instructions on your proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by phone or Internet, please DO NOT mail your proxy card.

Beneficial Owners (Holding Shares in Street Name):

1.	Vote by Internet. Follow the VOTE BY INTERNET instructions on the enclosed voting instruction form.
2.	Vote by phone. Follow the VOTE BY PHONE instructions on the enclosed voting instruction form.
3.	Vote by mail. Follow the VOTE BY MAIL instructions on the enclosed voting instruction form (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by phone or Internet, please DO NOT mail your proxy card.

What is the difference between being a “record holder” and “holding shares in street name?”

Most shareholders of the Company hold their shares in a stock brokerage account or through a nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holders: If your shares are registered directly in your name with our Company’s transfer agent, Broadridge, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

If you hold your shares in “street name”: If your shares are held in a stock brokerage account or by a nominee, you are considered the beneficial owner of the shares which are held in “street name” and these proxy materials are being forwarded to you by your nominee, who is considered the shareholder of record with respect to these shares. As the beneficial owner, you have the right to direct your nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a legal proxy from your nominee. Your nominee has enclosed a voting instruction card for you to use in directing the nominee how to vote your shares.

What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” the nominee for director and “FOR” all of the other proposals.

What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the voting instruction form?

If you mark your voting instruction form “abstain” your vote will have the same effect as a vote against the proposal. A “withhold” vote with respect to the director nominee will have no effect on the election of that nominee. If you do not instruct your broker how to vote, your broker may, but is not obligated to, vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of our auditor is considered a routine matter, but all other proposals are considered non-routine matters. Therefore, if you do not vote on the non-routine matters or provide voting instructions, your broker will not be allowed to vote your shares on those matters and your broker will return your proxy card with no vote (the “non-vote”) on the non-routine matter. Some brokers have adopted a policy of not voting on routine matters, which means your broker will not be allowed to vote your shares on routine matters, either, and your broker will return your proxy card with no vote (the “non-vote”) on the routine matter. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

3

Can I revoke or change my voting instructions before the meeting?

For shares that are held in "street name", the shareholder must follow the directions provided by its bank, broker or other intermediary for revoking or modifying voting instructions. For shares that are registered in the shareholder's own name, the proxy may be revoked by written notification to the Company Secretary prior to its exercise and providing relevant name and account information, submitting a new proxy card with a later date (which will override the earlier proxy) or voting in person at the Annual Meeting.

Who will count the vote?

A Broadridge representative will tabulate the votes and act as inspector of election at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results in a current report on Form 8-K within four business days after the end of the Annual Meeting.

What does it mean if I get more than one a proxy card or voting instruction form?

It means that you hold shares registered in more than one account. You must return all a proxy cards or voting instruction forms to ensure that all of your shares are voted.

How many copies of the Proxy Statement or Annual Report to Shareholders will I receive if I share my mailing address with another security holder?

Unless we have been instructed otherwise, we are delivering only one Proxy Statement or Annual Report to Shareholders to multiple security holders sharing the same address. This is commonly referred to as “householding.” We will, however, deliver promptly a separate copy of the Proxy Statement or Annual Report to Shareholders to a security holder at a shared address to which a single copy of such documents was delivered, on written or oral request. Requests for copies of the Proxy Statement or Annual Report to Shareholders or requests to cease householding in the future should be directed to: Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949. If you share an address with another shareholder and wish to receive a single copy of these documents, instead of multiple copies, you may direct this request to us at the address or telephone number listed above. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I obtain additional proxy materials or other Company materials?

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the under the “Investors” page of the Company’s website at www.lightwavelogic.com. Any shareholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s bylaws should contact the Company’s Secretary. Requests should be directed to: Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949.

4

Who pays for the cost of this proxy solicitation?

The Company pays for the cost of soliciting proxies on behalf of the Board of Directors. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to aid in the solicitation of proxy materials for the estimated fee of $7,500 plus expenses. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners. Subject to SEC Rule 14a-16, proxies may be solicited by mail, telephone, email, other electronic means or in person. Directors, officers and regular, full-time employees of the Company, none of whom will receive any additional compensation for their services, may by telephone, facsimile, email or other electronic means or personally, request the return of proxies.

Who are the largest principal shareholders?

See “Voting Securities and Principal Holders Thereof” elsewhere in this Proxy Statement for a table setting forth each owner of greater than 5% of the Company’s common stock as of the Record Date.

What percentages of stock do the directors and officers own?

Together, they own approximately 5.4% of our Company common stock as of the Record Date. For information regarding the ownership of our common stock by management, see the section entitled “Voting Securities and Principal Holders Thereof” elsewhere in this Proxy Statement.

Do I have dissenters’ rights of appraisal?

Under Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to any of the items proposed to be voted upon at the Annual Meeting.

Where can I find general information about the Company?

General information about us can be found on our website at www.lightwavelogic.com. The information on our website is for informational purposes only and should not be relied upon for investment purposes. The information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with the Securities and Exchange Commission (“SEC”). We make available free of charge, either by direct access on our website or a link to the SEC’s website, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our reports filed with, or furnished to, the SEC are also available directly at the SEC’s website at www.sec.gov.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF EACH DIRECTOR NOMINEEE AND FOR A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

5

INFORMATION REGARDING DIRECTORS, EXECUTIVE

OFFICERS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Our bylaws provide that the number of directors who constitute our Board of Directors is determined by resolution of the Board of Directors, but the total number of directors constituting the entire Board of Directors shall not be less than three or more than nine. Our Board of Directors currently consists of six directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III, with staggered terms of office and with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

The names of our directors, including the one (3) nominee to be elected at the Annual Meeting, and certain information about each of them are set forth below.

The Company’s Nominating and Corporate Governance Committee may evaluate individuals in the future to consider additional members for our Board of Directors following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Identity of Directors

Name	Age	Year First Elected Director	Positions/Committees	Director Class/ Term	Independent
Michael S. Lebby	62	2015	CEO, COB	Class II Expires 2025	no
James S. Marcelli	75	2008	P, COO, S, ED	Class III Expires 2023	no
Ronald A Bucchi	68	2012	LD, AC*, FE, NCGC	Class II Expires 2025	yes
Siraj Nour El-Ahmadi	58	2013	CC*, NCGC, AC, OC	Class I Expires 2024	yes
Frederick J. Leonberger	75	2017	NCGC*, CC, OC	Class I Expires 2024	yes
Craig Ciesla	50	2022	AC, NCGC	Class II Expires 2025	yes

AC - Audit Committee

CEO - Chief Executive Officer

COB - Chair of the Board of Directors (executive)

LD – Lead Director

CC - Compensation Committee

ED – Employee Director

FE - Financial Expert

NCGC – Nominating and Corporate Governance Committee

P, COO, S – President, Chief Operating Officer, Secretary

OC – Operations Committee

* Committee Chair

Business experience of Directors

Dr. Michael Lebby. Dr. Lebby has served as our Chief Executive Officer since May 1, 2017 and as a director of our Company since August 26, 2015. He was appointed Chair of the Board effective October 1, 2022. Dr. Lebby also previously served a member of our Operations Committee until April 30, 2017. Dr. Lebby is in charge of the overall general management of the Company and supervision of Company policies, setting the Company’s strategies, formulating and overseeing the Company’s business plan, raising capital, expanding the Company’s management team and the general promotion of the Company. From June 2013 to 2015, Dr. Lebby has served as President and CEO of OneChip Photonics, Inc., a privately held company headquartered in Ottawa, Canada. OneChip Photonics developed low-cost, small-footprint, high-performance indium phosphide (InP)-based photonic integrated circuits (PICs) and PIC-based optical sub-assemblies (OSAs) for the Data Center markets. Also, from 2013 to 2015 Dr. Lebby served as part-time full professor, and chair of optoelectronics at Glyndwr University in Wales, UK, to bring forward advanced materials, device, and integrated photonics-based technologies for the datacenter and high-performance computing markets. During the period 2014 to 2016, Dr. Lebby focused on a foundry-based model for InP-based photonic integrated circuits (PICs) and optoelectronic integrated circuits (OEICs) in the datacenter segment and was instrumental in assembling California’s proposal (via USC) to the Federal Government for an integrated photonics manufacturing institute. Dr. Lebby is co-chair of the datacom and also co-chair of the polymer technical teams for the International Photonics System Roadmap (IPRS) efforts to roadmap technologies for the next two-three decades. Dr. Lebby has been chair of the PIC International conference for the past seven years, which is held annually in Europe. Dr. Lebby regularly authors articles for technical journals and magazines, participates in many interviews with technical and investment media, and gives both financial/banking as well as technical presentations for Lightwave Logic Inc. Dr. Lebby holds a Ph.D., a higher doctorate in engineering (D. Eng), a MBA, and a bachelor’s degree, all from the University of Bradford, United Kingdom. Dr. Lebby has over 230 issued utility patents with the USPTO. This number expands to over 450 if international derivative patents are included.

6

Mr. James S. Marcelli. Mr. Marcelli has served as an officer and director of our Company since August 2008. Since May 2012, Mr. Marcelli has served as our Company’s President and Chief Operating Officer, and he was named our Secretary in March 2018. Previously, from August 2008 to April 2012, Mr. Marcelli served as our President and Chief Executive Officer. Mr. Marcelli is in charge of the day-to-day operations of our Company and its movement to a fully functioning commercial corporation, and also serves as our Company’s Principal Financial Officer. Since 2000, Mr. Marcelli has served as the president and chief executive officer of Marcelli Associates, a consulting company that offers senior management consulting, mentoring, and business development services to start-up and growth companies. Business segments Mr. Marcelli has worked with included an Internet networking gaming center, high-speed custom gaming computers, high tech manufacturing businesses and business service companies.

Mr. Ronald A. Bucchi. Mr. Bucchi has served as a director of our Company since June 11, 2012, and as our Lead Director since March 16, 2023. He currently also serves as the Chair of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Bucchi is currently a self-employed C.P.A., CGMA with a specialized practice that concentrates in CEO consulting, strategic planning, mergers, acquisitions, business sales and tax. He works with domestic and international companies. Mr. Bucchi is a former member of the board of directors of First Connecticut Bancorp, Inc., having served as Lead Director, Chair of the Audit Committee, Governance Chairman and a member of the Asset Liability Committee and Loan Committee. The Bank sold in September of 2018. He is currently a member of the Board of Directors of Baker Street Scientific, Inc., the Treasurer and a member of the Board of Directors of the Petit Family Foundation, Inc. and the Farmington Bank Foundation, Inc. He has served on numerous other community boards and is past Chairman of the Wheeler Clinic and the Wheeler YMCA. He is a member of the Connecticut Society of Certified Public Accountants, American Institute of Certified Public Accountants and Chartered Global Management Accountant. Mr. Bucchi is a graduate of the Harvard Business School Executive Education program with completed course studies in general board governance, audit and compensation and a graduate of Central Connecticut State University where he received his B.S. in Accounting.

Mr. Siraj Nour El-Ahmadi. Mr. El-Ahmadi has served as a director of our Company since October 2, 2013, and he currently serves as the Chair of our Compensation Committee and as a member of our Audit Committee, Nominating and Corporate Governance Committee and Operations Committee. Since 2004, Mr. El-Ahmadi has served as Founder, President and Chief Executive Officer of Menara Networks, a developer of innovative products and solutions that simplify layered optical transport networks. Mr. El-Ahmadi has over 17 years of experience in optical transmission in particular and the telecom industry in general. Prior to founding Menara, Mr. El-Ahmadi served as Vice President-Marketing & Product Management at Nortel where he was responsible for the OPTera LH 4000 ULR product (acquired from Qtera) that achieved over $200M in revenues in its first two years. Prior to that, Mr. El-Ahmadi was the Product Architect & Vice President of Product Management at Qtera Corporation, a successful technology start-up acquired by Nortel in 2000 for $3.25 billion. Mr. El-Ahmadi also held a Senior Manager position at Bell Northern Research and worked as a Transmission Engineer at WilTel (WorldCom) where he evaluated and deployed the world’s first bidirectional EDFA and bi-directional WDM transmission. Mr. El-Ahmadi holds a BS and MS in Electrical Engineering from the University of Oklahoma, is a member of Eta Kappa Nu and is the inventor of 11 patents, issued or pending, in the area of optical communications. He has authored a number of publications and is a frequent speaker at telecom and optical networking events and conferences.

Dr. Frederick J. Leonberger. Dr. Leonberger has served as a director of our Company since April 1, 2017, and he currently serves as the Chair of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee and Operations Committee. Since 2010, Dr. Leonberger has served as the Principal of EOvation Advisors LLC, a private technology and business advisory firm and presently serves as a board member for various private photonics companies and as a Professor at the Institute for Advanced Discovery & Innovation, University of South Florida. Dr. Leonberger is a widely known technologist and industry leader in the field of photonics and fiber optics. For the past 40 years he has been a leading contributor to the development of a variety of important optical devices, company leadership, product and business strategy, and commercialization. The integrated optical modulator technology he and his colleagues pioneered has been used pervasively for over 20 years to encode data at multi-Gb/s rates in long-haul fiber optic networks (the Internet "superhighways"). He previously served as senior vice president and chief technology officer of JDS Uniphase Corporation (JDSU, now Lumentum), a leading optical components company, from 1995 until his retirement in 2003, where he played a lead role in technology strategy, mergers and acquisitions and intellectual property activities. Prior to JDSU, he was co-founder and general manager of United Technologies Photonics (UTP), a high-speed optical modulator company, and held research management positions at United Technologies Research Center (UTRC) and MIT Lincoln Laboratory. Dr. Leonberger received a B.S.E. from the University of Michigan and a M.S. and Ph.D. from MIT, all in electrical engineering. He is a member of the National Academy of Engineering and the recipient of several industry awards.

7

Dr. Craig Ciesla. Dr. Ciesla has served as a director of our Company since January 17, 2022, and he currently serves as a member of our Audit Committee and Nominating and Corporate Governance Committee. Since June 2017, Dr. Ciesla has served as the Vice President, Head of the Advanced Platforms and Devices Group at Illumina, a leading provider of DNA sequencing and array technologies, where he leads a team driving innovation in sequencing platforms, microfluidics, electronics, and nanofabrication. Prior to Illumina, from June 2016 to June 2017, he was Vice President of Engineering at Kaiam, where he was responsible for the development and production of 100G transceivers for the data-center market. He was also the founding CEO of Tactus Technology, an innovator in the user interface industry, where he was the co-inventor of Tactus’ polymer morphing screen technology. Before Tactus he had a variety of roles at Intel, JDSU (now Lumentum), Bookham (now Oclaro) and Ignis Optics developing a wide range of products in the fiber-optics market. He started his career at Toshiba Research Europe, where he performed early terahertz images of skin cancer. Dr. Ciesla holds a BSc (Hons.) in Applied Physics and Ph.D. in Physics from Heriot-Watt University in Edinburgh.

The Board of Directors believes that each of the Directors named above has the necessary qualifications to be a member of the Board of Directors. Each Director has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board of Directors. Moreover, the Board of Directors believes that each director brings a strong background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

During the past ten years, none of our directors or nominees for director have been involved in any of the proceedings described in Item 401(f) of Regulation S-K.

Transactions with Related Persons

None.

Policies and Procedures for Related-Party Transactions

Our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ regulations pursuant to the provisions of the Charter of the Audit Committee of the Board of Directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. To the best of our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to our Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to our Company with respect to its most recent fiscal year, and any written representation referred to in paragraph (b)(1) of Item 405 of Regulation S-K, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements with the following exceptions: (i) Dr. Craig Ciesla filed a late Form 3 to report his initial holdings, and (ii) Mr. Ronald Bucchi filed a late Form 4 to report a sale of shares transaction.

8

CORPORATE GOVERNANCE

Code of Ethics

Our Company has adopted a Code of Ethics and Business Conduct which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. Our Code of Ethics and Business Conduct applies to all of the Company’s employees, including its principal executive officer, principal accounting officer, and our Board of Directors. A copy of our Code of Ethics and Business Conduct is available for review on the “Investors” page of the Company’s website at lightwavelogic.com. Requests for a copy of the Code of Ethics and Business Conduct should be directed to Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949. The Company intends to disclose any changes in or waivers from its Code of Ethics and Business Conduct by posting such information on its website or by filing a Form 8-K.

Director Independence Standards

Applicable NASDAQ rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Director Independence

In April 2023, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each of our directors. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Ronald A. Bucchi, Siraj Nour El-Ahmadi, Frederick J. Leonberger, Craig Ciesla, Thomas E. Zelibor (Mr. Zelibor resigned from our Board of Directors in October 2022) and Joseph A. Miller, Jr. (Dr. Miller resigned from our Board of Directors in January 2022)are/were “independent directors” as defined under applicable NASDAQ Stock Market Rules and Exchange Act Rules. In making such determination, our Board of Directors considered the relationships that each such non-employee director has/had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his/her independence, including the beneficial ownership of our capital stock by each non-employee director. The members of our Board of Directors who are not “independent directors” are Michael S. Lebby and James S. Marcelli as a result of their executive officer status with our Company.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Board Committees

Our Board of Directors has established the committees described below and may establish others from time to time. The charters for each of our committees are described below and are available on the “Investors” page of the Company’s website lightwavelogic.com. All of our committees are compliant with the NASDAQ Stock Market Rules.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of Ronald A. Bucchi, Craig Ciesla and Siraj Nour El-Ahmadi. During our last fiscal year and prior to October 2022, Thomas E. Zelibor also served on our Audit Committee. When Mr. Zelibor resigned as a director in October 2022, Mr. El-Ahmadi was elected to our Audit Committee. Mr. Bucchi is the chairperson of the committee. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules for Audit Committee purposes. Our Board of Directors has designated Ronald A. Bucchi as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

9

The principal functions of the Audit Committee are to: (a) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (b) oversee the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks; (c) oversee the Company’s relationship with its independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by, the independent auditors; and (d) facilitate communication among the Company’s independent auditors and the Company’s financial and senior management. The Audit committee may also exercise such other powers and authority as are set forth in the Charter of the Audit Committee of the Board of Directors, including reviewing related party transactions, and exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors. The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Audit Committee held 5 meetings.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities are generally as follows:

1.	Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
2.	Oversee the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks;
3.	Oversee the Company’s relationship with its independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by, the independent auditors; and
4.	Facilitate communication among the Company’s independent auditors and the Company’s financial and senior management.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from the Company’s outside auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the outside auditor’s communications with the Audit Committee concerning independence, and has discussed with the outside auditors the outside auditor's independence.

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

This Audit Committee Report has been furnished by the Audit Committee of the Board of Directors.

Ronald A. Bucchi

Craig Ciesla

Siraj Nour El-Ahmadi

10

Compensation Committee

Our Compensation Committee is comprised of Siraj Nour El-Ahmadi and Frederick J. Leonberger, with Mr. El-Ahmadi being the chairperson of the Compensation Committee. Thomas E. Zelibor (Mr. Zelibor resigned from our Board of Directors in October 2022) and Joseph A. Miller, Jr. (Dr. Miller resigned from our Board of Directors in January 2022) also served on our Compensation Committee during our last fiscal year.

Our Board of Directors has determined that each member of the Compensation Committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of NASDAQ and the Exchange Act, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee’s purpose and powers are to (a) set compensation for executive officers and directors, (b) monitor incentive and equity-based compensation plans; (c) review and oversee the succession planning process for the CEO and other executive officers; (d) review, key organizational culture and human capital management strategies; (e) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board of Directors, and (f) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the committee may deem appropriate in its sole discretion. If the Committee elects to delegate any authority to a subcommittee, the subcommittee shall be comprised of at least two members who qualify as "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act, and as "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee is not precluded from accepting solely recommendations from executive officers regarding the amount or form of executive and director compensation. During 2021, our executive officers provided such recommendations.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties, and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Compensation Committee held 5 meetings.

During October 2021, our Compensation Committee engaged Pearl Meyer, as compensation consultants to provide independent consulting services in the form of an Executive Compensation Competitive Assessment, with Findings and Directional Recommendations, in support of the Committee’s objectives related in general to the competitiveness of our Company’s executive compensation program. The scope of work consisted of assisting the Company (a) conduct an Executive Compensation analysis to assess market competitiveness and (b) develop recommendations for new and/or revised compensation programs. Pearl Meyer delivered its final report to the Compensation Committee in November 2021. The Compensation Committee considered Pearl Meyer’s Executive Compensation Competitive Assessment, along with the results of the most recent shareholder advisory vote on executive compensation (Say on Pay Vote) and in March 2023 determining the terms of the Company’s 2023 executive compensation program.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Frederick J. Leonberger, Ronald A. Bucchi, Siraj Nour El-Ahmadi, and Craig Ciesla, with Dr. Leonberger being the chairperson of the Nominating and Corporate Governance Committee. Thomas E. Zelibor (Mr. Zelibor resigned from our Board of Directors in October 2022) and Joseph A. Miller, Jr. (Dr. Miller resigned from our Board of Directors in January 2022) also served on our Nominating and Corporate Governance Committee during our last fiscal year.

Our Board of Directors has determined that each of the committee members is an independent director for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of NASDAQ and the Exchange Act. The Nominating and Corporate Governance Committee’s purpose and powers are to: (a) identify potential qualified nominees for director and recommend to the Board of Directors for nomination candidates for the Board of Directors, (b) develop the Company's corporate governance guidelines and additional corporate governance policies, (c) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board of Directors, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Nominating and Corporate Governance Committee held 6 meetings.

The director standing for reelection at the Annual Meeting has expressed his willingness to serve as a director.

11

When new candidates for our Board of Directors are sought, all of our directors evaluate each candidate for nomination as director within the context of the needs and the composition of the Board of Directors as a whole. The Board of Directors conducts any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our Board of Directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the Board of Directors and the Company. The Board of Directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze business and/or scientific issues facing our Company. In addition to business expertise, the Board of Directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our shareholders and other stakeholders. To date, all new candidates have been identified and recommended by members of our Board of Directors, including management and non-management directors, our principal executive officer, and other executive officers, and we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our directors will consider candidates for nomination as director who are recommended by a shareholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a shareholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any shareholder or group of shareholders owning more than 5% of our common stock.

When submitting candidates for nomination to be elected at our annual meeting of shareholders, shareholders should follow the following notice procedures and comply with applicable provisions of our bylaws. To consider a candidate recommended by a shareholder for nomination at the 2024 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this Proxy Statement under the heading “Shareholder Proposals for 2024 Annual Meeting.” The recommendation must include the information specified in our bylaws for shareholder nominees to be considered at an annual meeting, along with the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and
•	Information regarding the nominee that would be required to be included in our Proxy Statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of requisite information. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

No material changes to the procedures by which our shareholders may recommend nominees to our Board of Directors has occurred since we last provided disclosure regarding these procedures in our Definitive Schedule 14A filed on April 29, 2022.

12

Operations Committee

Our Board of Directors has established an Operations Committee in order to utilize the talent of its members of the Board of Directors on a temporary basis for various short-term Company projects. Dr. Frederick Leonberger became a director of our Company on April 1, 2017 and was appointed to serve on the Company’s Operations Committee at that time. Siraj Nour El-Ahmadi became a director of our Company on November 1, 2013 and was appointed to serve on the Company’s Operations Committee on September 1, 2020. The Operations Committee operates as an “as needed” committee. The Operations Committee shall assist the board of directors and the Company’s management by providing general assistance relating to the applicable needs of the Company during the time the board of directors activates the committee. The Operations Committee may be activated and deactivated at any time by the board of directors. The Operations Committee Charter is available to shareholders on our website at www.lightwavelogic.com. During our last fiscal year, our Operations Committee held 10 meetings.

Meetings of the Board and Committees; Meeting Attendance

During 2022, there were 5 meetings of the Board of Directors. During fiscal 2022, all of the directors attended over 75% of the Board and committee meetings for which the directors served. The Board of Directors also acted at times by unanimous written consent, as authorized by our bylaws and the Nevada Revised Statutes.

We have no policy regarding the attendance of the members of our Board of Directors at our annual meetings of security holders. All of the members of our Board of Directors attended our 2022 annual meeting.

Board Leadership Structure

Our bylaws provide the Board of Directors with flexibility to combine or separate the positions of Chair of the Board of Directors and Principal Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Our current structure is that one person, Dr. Michael S. Lebby, serves as our Chief Executive Officer and Chairman of the Board of Directors. Dr. Michael S. Lebby serves as our Principal Executive Officer and is responsible for the overall general management of the Company and supervision of Company policies, setting the Company’s strategies, formulating and overseeing the Company’s business plan, raising capital, expanding the Company’s management team and the general promotion of the Company. He also performs certain functions related to our corporate governance, including coordinating certain board activities with our lead independent director, setting relevant items on the agenda and ensuring adequate communication between the Board of Directors and management, which he does in conjunction with the other independent directors, including our lead independent director. Our Company’s lead independent director is Ronald A. Bucchi. Mr. Bucchi’s duties include, among other things, serving as the chair of the independent directors, serving as the principal liaison between the independent directors and the chairman of the Board of Directors, and advising and coordinating with the Chair of the Board of Directors on various board matters. Our Board of Directors has determined that presently, this leadership structure is appropriate for the size of our Company.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these Committees periodically report to the Board regarding briefings provided by management and advisors as well as the Committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. The interaction with management occurs not only at formal board and committee meetings, but also through periodic and other written and oral communications.

Shareholder Communications with the Board

Shareholders who desire to communicate with the Board of Directors, or a specific director, may do so by sending the communication addressed to either the Board of Directors or any director, c/o Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. These communications will be delivered to the Board, or any individual director, as specified.

13

Hedging Disclosure

All of our directors and executive officers are subject to execute any transactions in our Company’s securities pursuant to a designated trading program subject to the requirements of SEC Rule 10b5-1, which constitutes a Qualified Trading Program pursuant to our Insider Trading Policy and effectively prohibits directors and executive officers from hedging or seeking to offset the consequence of any transaction pursuant to the Qualified Trading Program. Additionally, our Company’s insider trading policy prohibits any other employee of our Company who executes any transactions in our Company’s securities pursuant to any trading program that qualifies as a Qualified Trading Program from hedging or seeking to offset the consequence of any transaction pursuant to the Qualified Trading Program. Not all non-executive employee transactions qualify as a Qualified Trading Program pursuant our Company’s insider trading policy.

Diversity Matrix

The following Board Diversity Matrix presents our board of directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 14, 2023)(1)
Total Number of Directors 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

1.	The changes from our 2022 Board Diversity Matrix (included in our proxy statement for our 2022 Annual Meeting of Shareholders) are that (i) our Company has six directors in 2023, one less director than in 2022; and (ii) one of our directors with an African American or Black demographic background was not identified as such in our 2022 Board Diversity Matrix.

In the process of searching for qualified persons to serve on the Board, the Nominating and Governance Committee strives for the inclusion of diverse groups (including diversity of age, gender, race, ethnicity, sexual orientation and gender identity), knowledge, and viewpoints. The Board recognizes, however, that the representation of specific qualities or groups may vary over time. When new candidates for our Board of Directors are sought, all of our directors evaluate each candidate for nomination as director within the context of the needs and the composition of the Board of Directors as a whole. When evaluating director nominees, our Board of Directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the Board of Directors and the Company. The Board of Directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze business and/or scientific issues facing our Company. In addition to business expertise, the Board of Directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our shareholders and other stakeholders.

14

EXECUTIVE OFFICERS

Identity of Executive Officers

Name	Age	Position
Michael S. Lebby	62	Chair of Board, Chief Executive Officer
James S. Marcelli	75	Director, President, Chief Operating Officer, Secretary

Business Experience of Executive Officers

The business experience of Messrs. Lebby and Marcelli is described above under the caption “Business Experience of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees, reviews and approves all compensation decisions relating to our named executive officers. Our Compensation Committee was formed on June 30, 2021. Prior to that time, our Company’s entire Board of Directors served as our compensation committee and performed these functions. In the discussion that follows, “executive officers” or “executives” refers to our 2022 named executive officers, Messrs. Lebby and Marcelli, and unless the context otherwise requires, all references to the “Compensation Committee” means our entire Board of Directors prior to June 30, 2021 and means our separate standing Compensation Committee after June 30, 2021. A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of our Company and to align the interests of these executives with those of our shareholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•	attract talented and experienced executives to join the Company;
•	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;
•	be “market-based” and reflect the competitive environment for personnel;
•	focus executive behavior on achievement of our corporate mission and long-term corporate objectives and strategy;
•	be affordable, within the context of our operating expense model;
•	be fairly and equitably administered;
•	reflect our values; and
•	align the interests of management and shareholders by providing management with longer-term incentives through equity ownership.

To achieve these objectives, the Compensation Committee reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and our changing business needs. The Compensation Committee focuses on simplicity and flexibility wherever possible. During 2022, the Compensation Committee did not apply a specific formula to determine the allocation between cash and non-cash forms of compensation or determining cash bonus compensation. Certain compensation components, such as base salaries, bonuses, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as long-term equity opportunities, are designed to strongly align named executive officers’ interests with those of shareholders.

15

Elements of Executive Officer Compensation

During 2022, the primary elements of our executive officer compensation program were:

•	annual base salary;
•	cash bonus compensation; and
•	long-term equity compensation in the form of stock option grants, with the objective of aligning the executive officers’ long-term interests with those of the shareholders.

During 2022, the Compensation Committee did not have any formal or informal policy for determining cash bonus compensation, allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation for fiscal year 2022. Instead, the Compensation Committee determined what it believed to be the appropriate level and mix of the various compensation components (with input from the Nominating and Corporate Governance Committee), based upon Company performance against stated objectives and individual performance. Target bonus compensation was set as a percentage of salary: Dr Lebby’s annual bonus target amount was set at 50% of his annual base salary, and Mr. Marcelli’s annual bonus target amount was set at 40% of his annual base salary.

In establishing overall executive compensation levels and making specific compensation decisions for the executive officers in 2022, the Compensation Committee considered a number of criteria, including the executive officer’s position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives and retention concerns. In addition, the Compensation Committee considered the results of the advisory vote by shareholders on the "say-on-pay" proposal presented to shareholders in the past. Therefore, with respect to annual base salary and long-term equity compensation, our 2022 executive compensation approach was overall generally in line with the historic executive compensation approach previously approved by our shareholders in the past. Additionally, to determine 2022 cash bonus compensation, the Compensation Committee considered certain financial, strategic and operational goals that were achieved by our Company during 2022. The Compensation Committee used the same approach it used in 2022 in establishing overall executive compensation levels and making specific compensation decisions for the executive officers in 2023.

In considering compensation of executives, one of the factors the Board of Directors takes into account is the anticipated tax treatment of various components of compensation. Our Board’s strategy is to be cost and tax efficient and the Board intends to preserve corporate tax deductions where possible, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our shareholders, even if such arrangements do not always qualify for full tax deductibility. Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to our named executive officers, had an effect on us due to the 2021 compensation levels of named executive officers related to cash bonuses. Section 162(m) did not have an effect on our Company for our 2022 compensation levels of named executive officers, and we do not expect Section 162(m) to have an effect on us for such 2023 compensation levels.

The Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration its understanding of external market data, including companies competing in our industry. During October 2021, our Compensation Committee engaged Pearl Meyer, as compensation consultants to provide independent consulting services in the form of an Executive Compensation Competitive Assessment, with Findings and Directional Recommendations, in support of the Committee’s objectives related in general to the competitiveness of our Company’s executive compensation program. The scope of work consisted of assisting the Company (a) conduct an Executive Compensation analysis to assess market competitiveness and (b) develop recommendations for new and/or revised compensation programs. Pearl Meyer delivered its final report to the Compensation Committee in November 2021. The Compensation Committee considered Pearl Meyer’s Executive Compensation Competitive Assessment, along with the results of the most recent shareholder advisory vote on executive compensation (Say on Pay Vote) in January 2022, in determining the terms of the Company’s 2022 executive compensation program, and again in March 2023, in determining the terms of the 2023 executive compensation program.

16

Dr. Lebby. On April 19, 2021, we entered into an employee agreement amendment with Dr. Lebby to change Dr. Lebby’s base salary to $288,000 per year. Dr. Lebby was also granted an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share. For 2021, in addition to his base salary, Dr. Lebby was paid a $2,629,600 cash bonus. On January 18, 2022, we entered into an employee agreement amendment with Dr. Lebby to change Dr. Lebby’s base salary to $400,000 per year and set Dr. Lebby’s annual bonus target amount at $200,000 for 2022. Dr. Lebby was also granted an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $9.65 per share. Dr. Lebby’s 2022 earned bonus was $134,000. On March 16, 2023, we entered into another employee agreement amendment with Dr. Lebby to change Dr. Lebby’s base salary to $420,000 per year, effective January 1, 2023; and set Dr. Lebby’s annual bonus target amount at $210,000. Dr. Lebby was also granted an option to purchase up to 200,000 shares of Company common stock at an exercise price equal to $5.22 per share.

Mr. Marcelli. On April 19, 2021, we entered into an employee agreement amendment with Mr. Marcelli to change Mr. Marcelli’s base salary to $271,800 per year. Mr. Marcelli was also granted an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share. For 2021, in addition to his base salary, Mr. Marcelli was paid a $2,608,720 cash bonus. On January 18, 2022, we entered into entered into an employee agreement amendment with Mr. Marcelli to change Mr. Marcelli’s base salary to $350,000 per year and set Mr. Marcelli’s annual bonus target amount at $140,000 for 2022. Mr. Marcelli was also granted an option to purchase up to 80,000 shares of Company common stock at an exercise price equal to $9.65 per share. Mr. Marcelli’s 2022 earned bonus was $93,800. On March 16, 2023, we entered into another employee agreement amendment with Mr. Marcelli to change Mr. Marcelli’s base salary to $367,500 per year, effective January 1, 2023; and set Mr. Marcelli’s annual bonus target amount at $147,000. Mr. Marcelli was also granted an option to purchase up to 160,000 shares of Company common stock at an exercise price equal to $5.22 per share.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries, the compensation committee considers a variety of other factors such as the executive’s scope of responsibility, individual performance and prior employment experience, in addition to affordability within the context of our operating expense model. Base salaries are reviewed at least annually by our Compensation Committee and may be adjusted from time to time based upon market conditions, individual responsibilities and Company and individual performance.

Dr. Lebby. During 2017, Dr. Lebby’s annual base salary was $265,000. Dr. Lebby’s annual base salary was increased to: (i) $288,000 on April 19, 2021, (ii) $400,000 on January 18, 2022, and (iii) $420,000 on March 16, 2023, effective January 1, 2023.

Mr. Marcelli. During 2015, Mr. Marcelli’s annual base salary was $225,000. Mr. Marcelli’s annual base salary was increased to: (i) $271,800 on April 19, 2021, (ii) $350,000 on January 18, 2022, and (iii) $367,500 on March 16, 2023, effective January 1, 2023.

Cash Bonuses

Prior to 2021, cash bonuses were typically not included as part of our executive compensation program given that our Company is in the development stage. During 2019 and 2020, no cash bonuses were paid to our executive officers. During 2021 the Compensation Committee considered certain financial, strategic and operational goals that were achieved by our Company during 2021, in addition to benchmark results against historical stock performance and the stock performance of peers to determine cash bonus compensation. Although the Compensation Committee did not utilize stock performance as an important component for executive compensation during 2022 and 2023, the Compensation Committee recognizes the creation of sustainable shareholder value is important to the long-term interests of the shareholders, as a result, strategic and operational goals were the most important components for the determination of cash bonuses for our overall executive compensation program during 2022 and 2023.

17

The following summarizes the executive cash bonus awards paid to our executive officers, separated based on both the timing of the payment and the performance year for which the bonus was earned:

		Earned for year			Paid in Year
Name	Year	2020	2021	2022	2020	2021	2022	2023

Dr. Michael S. Lebby	2022	—	—	$134,000	—	—		$134,000
	2021	—	$2,629,600		—	$2,129,600	$500,000
	2020	—	—	—	—	—	—	—
		—	$2,629,600	$134,000	—	$2,129,600	$500,000	$134,000

James S. Marcelli	2022	—	—	$93,800	—	—	$0	$93,800
	2021	—	$2,608,720		—	$2,108,720	$500,000	—
	2020	—	—	—	—	—	—	—
		—	$2,608,720	$93,800	—	$2,108,720	$500,000	$93,800

Long-term Equity Compensation

Long-term equity compensation allows the executive officers to share in any appreciation in the value of our common stock. Our Compensation Committee believes that stock option participation aligns executive officers’ interests with those of the shareholders. The amounts of the awards are designed to reward past performance, create incentives to meet long-term objectives and ensure that we retain executive talent over a longer period of time. Awards are based upon various factors, including market conditions.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, and stock option vest over time, subject to continued employment with our Company over the vesting period. Stock options generally vest monthly or quarterly over a period of one year. All stock options have an exercise price equal to fair market value of our common stock on the date of grant, which is equal to our closing market price on such date, and are issued from the Company’s 2016 Equity Incentive Plan.

Dr. Lebby. The Compensation Committee granted Dr. Lebby the following stock options to purchase shares of Company common stock: On: (i) April 19, 2021, an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share. The options vest quarterly over two years in equal installments of 31,250 shares per quarter beginning on May 1, 2021. The options expire on April 18, 2031, (ii) January 18, 2022, an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $9.65 per share. The options vest in 12 equal monthly installments over a period of 12 months, with first installments vesting January 31, 2022. The options expire on January 17, 2032, and (iii) March 16, 2023, an option to purchase up to 200,000 shares of Company common stock at an exercise price equal to $5.22 per share. The options vest as follows: 50,006 options vested on March 16, 2023, with the remaining options vesting in 9 equal monthly installments beginning on April 1, 2023. The options expire on March 15, 2033. No stock options were granted to Dr. Lebby during 2020.

Mr. Marcelli. The Compensation Committee granted Mr. Marcelli the following stock options to purchase shares of Company common stock: On: (i) April 19, 2021, an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share. The options vest quarterly over two years in equal installments of 31,250 shares per quarter beginning on May 1, 2021. The options expire on April 18, 2031, (ii) January 18, 2022, an option to purchase up to 80,000 shares of Company common stock at an exercise price equal to $9.65 per share. The options vest in 12 equal monthly installments over a period of 12 months, with first installments vesting January 31, 2022. The options expire on January 17, 2032, and (iii) March 16, 2023, an option to purchase up to 160,000 shares of Company common stock at an exercise price equal to $5.22 per share. The options vest as follows: 40,003 options vested on March 16, 2023, with the remaining options vesting in 9 equal monthly installments beginning on April 1, 2023. The options expire on March 15, 2033. No stock options were granted to Mr. Marcelli during 2020.

18

Benefits and Other Compensation

Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, disability benefits and a 401(k) plan.

We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of their total compensation.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. None of Mr. El-Ahmadi, Dr. Leonberger, Mr. Zelibor (Mr. Zelibor resigned from our Board of Directors in October 2022), or Dr. Miller (Dr. Miller resigned from our Board of Directors in January 2022), who each served on the Company’s Compensation Committee during fiscal year 2022, were at any time during fiscal year 2022 or prior to fiscal year 2022 an officer or employee of the Company. Mr. Zelibor served as our Chief Executive Officer and Chair of the Board of Directors (executive) from May 2012 to April 30, 2017, but was considered independent under applicable Nasdaq listing standards. None of Mr. El-Ahmadi, Dr. Leonberger, Mr. Zelibor or Dr. Miller have/had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Siraj Nour El-Ahmadi – Chair

Frederick J. Leonberger

*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

19

2022 Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended December 31, 2022, 2021 and 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(2)	(g)(3)	(h)
Dr. Michael S. Lebby	2022	400,000	134,000	—	922,205	3,791	1,459,996
CEO; Chair of the Board	2021	284,750	2,629,600	—	153,875	5,096	3,073,321
	2020	278,250	—	—	42,178	3,024	323,452

James S. Marcelli	2022	350,000	93,800	—	770,288	2,903	1,216,991
President; COO; Sec., Director	2021	269,475	2,608,720	—	153,875	3,550	3,034,845
	2020	262,500	—	—	42,178	2,189	306,867
1.	The named executive officer’s compensation includes the amount for services rendered to the Company in his capacity as both an officer and a director.
2.	The aggregate fair value of awards and options in columns (e) and (f) are computed in accordance with FASB ASC 718. All assumptions made in the valuation are more fully described in Note 10 - Stock Based Compensation of Notes to Financial Statements. The amounts shown in columns (f) do not reflect dollar amounts actually received by our named executive officers.
3.	The amount in column (g) reflects a salary gross up for long term disability premium payments.

At no time during the last fiscal year was any outstanding option otherwise modified or re-priced, and there was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

We grant stock awards and stock options to our executive officers based on their level of experience and contributions to our Company. The aggregate fair value of awards and options are computed in accordance with FASB ASC 718 and are reported in the Summary Compensation Table above in the columns (e) and (f).

2022 Grants of Plan-Based Awards Table

The following table shows stock option and stock grants made to executive officers during 2022.

	Option Awards[1]				Stock Awards
		Number of Shares		Grant Date	Number of Shares	Grant Date
		of Stock Underlying	Exercise	Fair Value of	or Units of Stock	Fair Value of
Name	Grant Date	Options (#)	Price ($)	Options ($)	Issued	Options ($)

Dr. Michael S. Lebby	1/18/2022	100,000	9.65	759,588	—	—

James S. Marcelli	1/18/2022	80,000	9.65	607,671	—	—
1.	Issued from the Company’s 2016 Equity Incentive Plan.
20

Employee, Severance, Separation and Change in Control Agreements

Dr. Michael S. Lebby Employee Agreement- Chief Executive Officer

•	On March 20, 2017, we entered into an employment agreement with Dr. Michael S. Lebby (the “Lebby Employment Agreement”). The term of the Lebby Employment Agreement commenced on May 1, 2017 for a period of 24 months, following which time the Lebby Employment Agreement will be renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. Upon entering into the Lebby Employment Agreement, Dr. Lebby was granted (i) 350,000 stock options, which have an exercise price of $0.70 per share and are fully vested at this time.
•	On April 8, 2019, we entered into an amended employee agreement with Dr. Lebby to (i) increase his base salary to $278,250 per year effective May 1, 2019, (ii) provide him with eligibility to receive bonus compensation to be determined by the Board of Directors from time to time in its sole discretion, and (iii) extend his employee agreement’s expiration date to April 30, 2021. Additionally, Dr. Lebby was granted an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $1.04 per share. The options vest quarterly over two years in equal installments of 12,500 shares per quarter beginning on May 1, 2019.
•	On April 19, 2021, we entered into an amended employee agreement with Dr. Lebby to (i) increase his base salary to $288,000 per year effective May 1, 2021, and (ii) extend his employee agreement’s expiration date to April 30, 2023. Additionally, Dr. Lebby was granted an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share. The options vest quarterly over two years in equal installments of 31,250 shares per quarter beginning on May 1, 2021.
•	On January 18, 2022, we entered into an employee agreement amendment with Dr. Lebby to (i) change’s Dr. Lebby’s base salary to $400,000 per year; and (ii) set Dr. Lebby’s annual bonus target amount at $200,000. Additionally, Dr. Lebby was granted an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $9.65 per share. The options vest in 12 equal monthly installments over a period of 12 months, with first installments vesting January 31, 2022.
•	On March 16, 2023 we entered into an employee agreement amendment with Dr. Lebby to (i) change’s Dr. Lebby’s base salary to $420,000 per year; and (ii) set Dr. Lebby’s annual bonus target amount at $210,000. Additionally, Dr. Lebby was granted an option to purchase up to 200,000 shares of Company common stock at an exercise price equal to $5.22 per share. The options vest as follows: 50,006 options vested on March 16, 2023, with the remaining options vesting in 9 equal monthly installments beginning on April 1, 2023.
•	If Dr. Lebby’s employment terminates upon the expiration of the term of the Lebby Employment Agreement, and the Company elects for any reason not to renew the Lebby Employment Agreement for an additional 12-month term, then our Company will continue to pay to Dr. Lebby the compensation described in the Lebby Employment Agreement for a period of 9 months the after the termination. If Dr. Lebby’s employment is terminated by the Company without cause during the term of the Lebby Employment Agreement, the Company will pay to Dr. Lebby’s the compensation described in the Lebby Employment Agreement for the remainder of the term of Lebby Employment Agreement or 12 months, whichever is longer.

Mr. James S. Marcelli Employee Agreement- President; Chief Operating Officer

•	On August 10, 2015, we entered into a new employment agreement with Mr. Marcelli, which was amended during 2015 and 2017 (collectively, the “Marcelli Employment Agreement”), which replaced his previous employment agreement, as amended. The term of the Marcelli Employment Agreement commenced on January 1, 2014 and expires December 31, 2019, following which time the Marcelli Employment Agreement will be renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. Upon entering into the Marcelli Employment Agreement, Mr. Marcelli was granted (i) 50,000 stock options, which have an exercise price of $0.67 per share and are fully vested at this time.
21

•	On April 8, 2019, we entered into an amended employee agreement with Mr. Marcelli, to (i) increase his base salary to $262,500 per year effective May 1, 2019, (ii) provide him with eligibility to receive bonus compensation to be determined by the Board of Directors from time to time in its sole discretion, and (iii) extend his employee agreement’s expiration date to December 31, 2021. Additionally, Mr. Marcelli was granted an option to purchase up to 100,000 shares of Company common stock at an exercise price equal to $1.04 per share. The options vest quarterly over two years in equal installments of 12,500 shares per quarter beginning on May 1, 2019.

•	On April 19, 2021, we entered into an amended employee agreement with Mr. Marcelli to (i) increase his base salary to $271,800 per year effective May 1, 2021, and (ii) extend his employee agreement’s expiration date to December 31, 2023. Additionally, Mr. Marcelli was granted an option to purchase up to 250,000 shares of Company common stock at an exercise price equal to $1.60 per share. The options vest quarterly over two years in equal installments of 31,250 shares per quarter beginning on May 1, 2021.

•	On January 18, 2022, we entered into entered into an employee agreement amendment with Mr. Marcelli to (i) change Mr. Marcelli’s base salary to $350,000 per year; and (ii) set Mr. Marcelli’s annual bonus target amount at $140,000. Additionally, Mr. Marcelli was also granted an option to purchase up to 80,000 shares of Company common stock at an exercise price equal to $9.65 per share. The options vest in 12 equal monthly installments over a period of 12 months, with first installments vesting January 31, 2022.

•	On March 16, 2023, we entered into entered into an employee agreement amendment with Mr. Marcelli to (i) change Mr. Marcelli’s base salary to $367,500 per year; and (ii) set Mr. Marcelli’s annual bonus target amount at $147,000. Additionally, Mr. Marcelli was also granted an option to purchase up to 160,000 shares of Company common stock at an exercise price equal to $5.22 per share. The options vest as follows: 40,003 options vested on March 16, 2023, with the remaining options vesting in 9 equal monthly installments beginning on April 1, 2023.
•	If Mr. Marcelli’s employment terminates upon his death and key man life insurance is in place for Mr. Marcelli, our Company will continue to pay the compensation described in the Marcelli Employment Agreement to his estate through the remainder of the term of the Marcelli Employment Agreement, or 12 months, whichever is longer. If Mr. Marcelli’s employment terminates upon the expiration of the term of the Marcelli Employment Agreement, and the Company elects for any reason not to renew the Marcelli Employment Agreement for an additional 12-month term, then our Company will continue to pay to Mr. Marcelli the compensation described in the Marcelli Employment Agreement for a period of 9 months the after the termination. If Mr. Marcelli’s employment is terminated by the Company without cause during the term of the Marcelli Employment Agreement, the Company will pay to Mr. Marcelli the compensation described in the Marcelli Employment Agreement for the remainder of the term of Marcelli Employment Agreement or 12 months, whichever is longer.

Pursuant to employment agreements we have entered into with our executives and the terms of our 2016 Equity Incentive Plan, our executives are entitled to certain benefits in the event of a change in control of our Company or the termination of their employment under specified circumstances, including termination following a change in control, which includes, in the event of a change in control of our Company, the executive’s options shall remain exercisable as set forth in their stock option agreements. We believe these benefits help us compete for and retain executive talent and are generally in line with severance packages offered to executives by the companies in our peer group. We also believe that these benefits would serve to minimize the distraction caused by any change in control scenario and reduce the risk that key talent would leave the Company before any such transaction closes, which could reduce the value of the Company if such transaction failed to close.

22

Outstanding Equity Awards At Fiscal Year-End

The table below summarizes all of the outstanding equity awards for our named executive officers as of December 31, 2022, our latest fiscal year end.

	Option Awards
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date
			(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Dr. Michael S. Lebby	200,000	—	—	0.69	08/25/25
CEO, Director(1)(3)	50,000	—	—	0.68	01/28/26
	50,000	—	—	0.85	01/16/27
	350,000	—	—	0.70	03/19/27
	100,000	—	—	1.04	04/07/29
	218,750	31,250	—	1.60	04/18/31
	100,000	—	—	9.65	01/17/2032

James S. Marcelli	50,000	—	—	0.67	08/09/25
President, COO, Sec.,	1,150,000	—	—	0.70	06/30/25
Director(2)(3)	100,000	—	—	1.00	05/16/23
	100,000	—	—	1.04	04/07/29
	218,750	31,250	—	1.60	04/18/31
	80,000	—	—	9.65	01/17/2032

1.	Dr. Lebby received an option to purchase up to:
•	200,000 shares of Common Stock, of which 50,000 shares vested on August 26, 2015 and the remaining shares vest in equal annual installments of 50,000 options per year commencing on August 26, 2016;
•	50,000 shares of Common Stock, of which 20,000 shares vested on February 11, 2016 and the remaining shares vested quarterly in equal installments of 10,000 options per quarter commencing on April 1, 2016;
•	50,000 shares of Common Stock, of which 20,000 shares vested on January 17, 2017 and the remaining shares vested quarterly in equal installments of 10,000 options per quarter commencing on April 1, 2017;
•	350,000 shares of Common Stock, which vest quarterly over one year in equal installments of 87,500 shares per quarter beginning May 1, 2017;
•	100,000 shares of Common Stock, of which 12,500 shares vested on May 1, 2019 and the remaining shares vested quarterly in equal installments of 12,500 options per quarter commencing on August 1, 2019;
•	250,000 shares of Common Stock, of which 31,250 shares vested on May 1, 2021 and the remaining shares vested quarterly in equal installments of 31,250 options per quarter commencing on August 1, 2021; and
•	100,000 shares of Common Stock, of which 8,337 shares vested on January 31, 2022 and the remaining shares vested monthly in equal installments of 8,333 options per month.

23

2.	Mr. Marcelli received an option to purchase up to:
•	50,000 shares of Common Stock, of which 12,500 shares vested on August 10, 2015 and the remaining shares vested quarterly in equal installments of 12,500 shares;
•	1,150,000 shares of Common Stock at an exercise price of $.70 that vested immediately;
•	up to 100,000 shares of Common Stock, of which 25,000 shares vested on August 1, 2013 and the remaining shares vested quarterly in equal installments of 25,000 shares commencing on October 1, 2013;
•	100,000 shares of Common Stock, of which 12,500 shares vested on May 1, 2019 and the remaining shares vested quarterly in equal installments of 12,500 options per quarter commencing on August 1, 2019;
•	250,000 shares of Common Stock, of which 31,250 shares vested on May 1, 2021 and the remaining shares vested quarterly in equal installments of 31,250 options per quarter commencing on August 1, 2021; and
•	80,000 shares of Common Stock, of which 6,674 shares vested on January 31, 2022 and the remaining shares vested monthly in equal installments of 6,666 options per month.

3.	In the event of a change in control of our Company, such person’s options will become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in their stock option agreement.

Option Exercises and Stock Vested

No stock options, SARs and similar instruments were exercised, and no stock, including restricted stock, restricted stock units and similar instruments vested, by or for any of our executive officers during the last completed fiscal year.

Pension Benefits, Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation

No pension benefits were paid to any of our executive officers during the last completed fiscal year. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change In Control

Other than the provisions of the executive severance benefits to which our executive officers would be entitled to at December 31, 2022 as set forth in Employee, Severance, Separation and Change in Control Agreements above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The tables below estimate the current value of amounts payable to our executive officers in the event that a termination of employment occurred on December 31, 2022. In the event an executive officer is terminated (i) by the Company for cause, or disability, or (ii) by an executive officer (a) prior to expiration of the term, or (b) upon expiration of the term without renewal, no compensation is due to that executive officer. The closing price of our common stock, as reported on the Nasdaq Capital Market, was $4.31 on December 30, 2022. The following tables exclude certain benefits, such as health and welfare benefits, disability benefits and a 401(k) plan that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the executive officer’s qualifying separation from the Company.

Dr. Michael S. Lebby

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in control
Value of Option Shares Accelerated	—	—	—	$134,688
Cash Payments	$400,000	$300,000	—	—
Total Cash Benefits and Payments	$400,000	$300,000	—	$134,688

Mr. James S. Marcelli

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in control
Value of Option Shares Accelerated	—	—	—	$134,688
Cash Payments	$350,000	$262,500	$262,500 (1)	—
Total Cash Benefits and Payments	$350,000	$262,500	$262,500 (1)	$134,688

1.	Payable only in the event the Company has key man life insurance in effect for Mr. Marcelli.
24

Compensation of Directors

Set forth below is a summary of the compensation of our directors during our December 31, 2022 fiscal year.

	Fees Earned or Paid in Cash	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation	Total
Name	($)(1)	($)		($)(2)(3)	($)	($)	($)	($)
Thomas E. Zelibor(x)	41,250	75,000	(4)	379,794	—	—	—	496,044
Ronald A. Bucchi	45,000	50,006	(5)	379,794	—	—	—	474,800
Siraj Nour El-Ahmadi	157,500	50,006	(5)	379,794	—	—	—	587,300
Frederick Leonberger	205,500	50,006	(5)	379,794	—	—	—	635,300
Craig Ciesla	30,000	50,006	(5)	379,794	—	—	—	459,800
Joseph A. Miller, Jr.(y)	—	—		—	—	—	—	—

1.	The amount in this column reflects cash compensation received under the 2022 Director Compensation Program. With respect to Dr. Leonberger, it also reflects cash compensation he received of $14,000 per month for serving on our Operations Committee. With respect to Siraj Nour El-Ahmadi, it also reflects cash compensation he received of $10,000 per month for serving on our Operations Committee.
2.	The option awards in this column reflect options issued on January 18, 2022 to purchase shares of our Company’s common stock at an exercise price of $9.65 that vest in 12 equal monthly installments commencing on January 31, 2022 The aggregate fair value of awards and options in this column are computed in accordance with FASB ASC 718. All assumptions made in the valuation are more fully described in Note 10 - Stock Based Compensation of Notes to Financial Statements. The amounts shown in this column do not reflect dollar amounts actually received.
3.	Reflects an option to purchase up to 50,000 shares of common stock for board service.
4.	Reflects 7,772 Restricted Stock Awards
5.	Reflects 5,182 Restricted Stock Awards
x.	Mr. Zelibor resigned from our Board of Directors in October 2022.
y.	Dr. Miller resigned from our Board of Directors in January 2022.

In the event of a change in control of our Company, all of the above person’s options become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in their stock option agreement.

Director Compensation for fiscal year 2023

On March 16, 2023, our Board adopted the following 2023 compensation schedule for its non-employee directors:

•	Lead Director: $25,000 annual cash fee paid quarterly at the end of each quarter, $50,000 restricted stock awards (“RSAs”) vesting monthly over 3 years, 25,000 options vesting monthly by December 31, 2023.
•	Audit Committee Chair: $45,000 annual cash fee paid quarterly at the end of each quarter, $120,000 RSAs vesting monthly over 3 years, 125,000 options vesting monthly by December 31, 2023.
•	Compensation Committee Chair: $37,500 annual cash fee paid quarterly at the end of each quarter, $125,000 RSAs vesting monthly over 3 years, 125,000 options vesting monthly by December 31, 2023.
•	Nom/Corporate Gov. Committee Chair: $37,500 annual cash fee paid quarterly at the end of each quarter, $125,000 RSAs vesting monthly over 3 years, 125,000 options vesting monthly by December 31, 2023.
•	Other Directors: $30,000 annual cash fee paid quarterly at the end of each quarter, $100,000 RSAs vesting monthly over 3 years, 100,000 options vesting monthly by December 31, 2023.

25

Compensation Policies and Practices as They Relate to Our Risk Management

No risks arise from our Company’s compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on our Company.

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are required to provide a reasonable estimate of the ratio of the annual total compensation of Dr. Lebby, our Chief Executive Officer, to the median of the annual total compensation of our other employees. For our last completed year, which ended December 31, 2022:

•	The median of the annual total compensation of all of our employees (other than Dr. Lebby) was approximately $288,745. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and reflects, among other things, salary, bonus earned, and option related compensation for fiscal 2022.
•	Dr. Lebby's annual total compensation for fiscal 2022, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,459,996.
•	Based on the above, for fiscal 2022, the ratio of Dr. Lebby's annual total compensation to the median of the annual total compensation of all employees was approximately 5:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and applicable guidance and is based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies, even companies within the same industry as us, may not be comparable to our pay ratio as disclosed above.

The methodology, including any material assumptions, adjustments and estimates, we used to calculate the pay ratio is described below.

•	For purposes of the pay ratio calculation, we included all of our employees as of December 31, 2022. As of December 31, 2022, our workforce consisted of 20 full-time employees.
•	To identify the median employee from the employee population described above, we determined the sum of each employee's (i) annual base salary as of December 31, 2022 (calculated as annual base pay using annual base salary), plus (ii) earned annual cash bonus for 2022. Annual total compensation incudes full-time employees who joined in 2022 were assumed to have worked for the entire year, and thus we annualized the pay of such new hires. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of all of our employees.
•	Once we identified our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, including for this purpose, option related compensation for fiscal 2022 yielding the median annual total compensation disclosed above. With respect to Dr. Lebby's annual total compensation, we used the amount reported in the “Total” column of the 2022 Summary Compensation Table.

26

Pay Versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance.

The following tables provides information regarding compensation actually paid to our principal executive officers, or PEO, and other NEOs for each year from 2020 to 2022, compared to our total shareholder return (TSR) from December 31, 2019 through the end of each such year, and our net income for each such year.

					Value of Initial Fixed $100			Value of Initial Fixed
					Investment Based On:			$100 Investment
						Solactive EPIC		Based On:
						Core Photonic		NASDAQ
	Summary		Compensation	Compensation		USD Index		Composite Index
	Compensation	Compensation	Table Total for	Actually Paid	Total	Total		Total
	Table Total for	Actually Paid	for Non-PEO	for Non-PEO	Shareholder	Shareholder	Net Income	Shareholder
Year	PEO ($) (1) (2)	to PEO ($) (1) (3)	NEO ($) (4)	NEO's ($) (5)	Return ($) (6)	Return ($) (7)	(Loss) ($) (8)	Return ($) (9)

2022	1,459,996	200,166	1,216,991	(7,379)	616	100	(17,230,480)	128
2021	3,073,321	5,683,051	3,034,845	5,644,575	2,126	172	(18,631,381)	189
2020	323,452	281,982	306,867	265,397	133	140	(6,715,564)	149

1.	Our PEO for 2020, 2021 and 2022 was Dr. Michael S. Lebby

2.	Represents the total compensation paid to our PEO in each listed year, as shown in our Summary Compensation Table for each listed year.

3.	Represents the compensation paid to our PEO in each year listed. Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year. This dollar amount is derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC's rules, as shown in the table below:

PEO	2022	2021	2020
Summary Compensation Table Total	$1,459,996	$3,073,321	$323,452

Subtract grant date fair value of option awards and stock awards granted in fiscal year	(922,205)	(153,875)	(42,178)
Add fair value at fiscal year-end of outstanding and uninvested option awards and stock awards granted in fiscal year	0	2,188,521	0
Adjust for change in fair value of outstanding and uninvested option awards and stock awards granted in prior fiscal year	(319,842)	0	1,905
Add fair value at vesting of option awards and stock awards granted in fiscal year that vested during the year	626,983	564,390	—
Adjust for change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(644,766)	10,694	(1,197)
Subtract fair value as of prior fiscal year-end of option awards and stock awards granted in the prior fiscal years that failed to meet applicable vesting conditions during the fiscal year	0	0	0

Compensation actually paid	$200,166	$5,683,051	$281,982

27

The assumptions used for determining the fair values of outstanding and unvested option awards shown in this table are different from those used to determine the fair values disclosed as of the grant date of such awards. The assumptions used for determining fair values shown in the table are:

	2022	2021	2020
Expected life (in years)	8.30 - 9.97 years	8.21 - 9.97 years	8.30 - 9.19 years
Volatility	74.16% - 77.51%	71.70% - 76.30%	69.80% - 70.78%
Risk-free rate	1.79% - 4.1%	1.09% - 1.63%	0.56% - 1.54%
Expected dividend yield	0%	0%	0%

4.	Our NEO other than our PEO for 2020, 2021 and 2022 was James S. Marcelli. Represents the total compensation paid to our NEO other than our PEO in each listed year, as shown in our Summary Compensation Table for each listed year.

5.	Represents the compensation actually paid to our NEO other than our PEO in each year listed. Compensation actually paid does not mean that our NEO was actually paid those amounts in the listed year, but this is a dollar amount is derived from the starting point of Summary of Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the table below:

NEO other than PEO	2022	2021	2020
Summary Compensation Table Total	$1,216,991	$3,034,845	$306,867

Subtract grant date fair value of option awards and stock awards granted in fiscal year	(770,288)	(153,875)	(42,178)
Add fair value at fiscal year-end of outstanding and uninvested option awards and stock awards granted in fiscal year	0	2,188,521	0
Adjust for change in fair value of outstanding and uninvested option awards and stock awards granted in prior fiscal year	(319,842)	0	1,905
Add fair value at vesting of option awards and stock awards granted in fiscal year that vested during the year	510,526	564,390	—
Adjust for change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(644,766)	10,694	(1,197)
Subtract fair value as of prior fiscal year-end of option awards and stock awards granted in the prior fiscal years that failed to meet applicable vesting conditions during the fiscal year	0	0	0

Compensation actually paid	$(7,379)	$5,644,575	$265,397

28

The assumptions used for determining the fair values of outstanding and unvested option awards shown in this table are different from those used to determine the fair values disclosed as of the grant date of such awards. The assumptions used for determining fair values shown in the table are:

	2022	2021	2020
Expected life (in years)	8.30 - 9.97 years	8.21 - 9.97 years	8.30 - 9.19 years
Volatility	74.16% - 77.51%	71.70% - 76.30%	69.80% - 70.78%
Risk-free rate	1.79% - 4.1%	1.09% - 1.63%	0.56% - 1.54%
Expected dividend yield	0%	0%	0%

6.	The total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

7.	The peer group used is the Solactive EPIC Core Phototonics USD Index, as used the Company’s performance graph in our annual report. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

8.	The dollar amounts reported are the Company’s GAAP net income (loss) reflected in the Company’s audited financial statements.

9.	The Company selected measure is the NASDAQ Composite Index, as used the Company’s performance graph in our annual report. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

Tabular List of Performance Measure

The list below includes the financial performance measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs, for 2022, to Company performance. The Company is pre-revenue and does not have revenue or profit related financial performance measures.

Performance Measure:

•	Strategic goals, including patent applications and foundry matters
•	Operational goals, including product testing and development
•	Financial goals, including obtaining additional capital
•	Stock price

Description of Relationship Between Compensation Actually Paid and Performance

Compensation Actually Paid, as determined under rules adopted pursuant to the Dodd-Frank Act and reflected in the Pay Versus Performance table above for our CEO (PEO) and cumulative total shareholder return (TSR) were both higher in 2021 relative to 2020. The cumulative TSR for 2022 was higher relative to 2020, but the CEO Compensation Actually Paid was lower in 2022 relative to 2020.

Compensation Actually Paid, as determined under rules adopted pursuant to the Dodd-Frank Act and reflected in the Pay Versus Performance table above for our COO (NEO other than PEO) and cumulative total shareholder return (TSR) were both higher in 2021 relative to 2020. The cumulative TSR for 2022 was higher relative to 2020, but the COO Compensation Actually Paid was lower in 2022 relative to 2020.

During 2020, our cumulative TSR was less than the cumulative TSR of the Solactive EPIC Core Photonic USD Index as well as the cumulative TSR of the NASDAQ Composite Index measured on the same basis. During 2021 and 2022 our cumulative TSR outperformed the cumulative TSR of the Solactive EPIC Core Photonic USD Index as well as the cumulative TSR of the NASDAQ Composite Index measured on the same basis.

The Company is pre-revenue and is in a net loss position during the three-year period covered by this disclosure.

29

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, we had outstanding 114,002,707 shares of common stock. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of (i) each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock; and (ii) each of our officers and directors, and officers and directors as a group:

Security Ownership

Name and Address (1)(2)	Number of Shares Beneficially Owned		Percent Beneficially Owned (3)	Number of Options and Warrants Included in Shares Beneficially Owned (4)
5% Stockholders(5)
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	6,579,011		5.77%	—
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	7,232,043	(7)	6.34%	—

Directors and Executive Officers (6)
Michael Lebby Chief Executive Officer, Principal Executive Officer and Chair of Board of Directors	1,246,981		1.1%	1,183,338
James S. Marcelli President, Chief Operating Officer, Principal Financial Officer, Secretary and Director	2,043,409		1.8%	1,796,669
Ronald A. Bucchi Director	1,014,249	(8)	*	952,500
Siraj Nour El-Ahmadi Director	611,216		*	582,088
Frederick Leonberger Director	1,105,216		1.0%	951,088
Craig Ciesla Director	116,008		*	91,669
Directors and Officers as a Group (6 Persons):	6,137,079		5.4%	5,557,352

———————

* Less than 1%.

1.	Unless otherwise noted, in care of our Company at 369 Inverness Parkway, Suite 350, Englewood, CO 80112.
2.	To our best knowledge, as of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person’s right to obtain additional shares of common stock within 60 days from the Record Date.
3.	Based on 114,002,707 shares of common stock outstanding on the Record Date. Does not include shares underlying: (i) options to purchase shares of our common stock under our 2007 Employee Stock Plan and our 2016 Equity Incentive Plan; or (ii) outstanding warrants to purchase shares of our common stock.
4.	Represents options and warrants exercisable within 60 days from the Record Date.
5.	Based solely upon a review of Schedule 13G filings with the SEC.
6.	If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the Record Date, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
7.	Includes 7,113,525 shares held with sole voting power and 7,232,043 shares held with sole dispositive power.
8.	Mr. Bucchi disclaims beneficial ownership of 3,000 shares held by his spouse.

30

Change in Control Arrangements

We are not aware of any arrangements that could result in a change of control.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plans as of December 31, 2022.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,285,173	$2.03	2,317,680
Equity compensation plans not approved by security holders(2)	788,000	$0.72	0
Total	8,073,173	$1.91	2,317,680

1.	Reflects shares of common stock to be issued pursuant to our 2016 Equity Incentive Plan and our 2007 Employee Stock Plan, both of which are for the benefit of our directors, officers, employees and consultants. We have reserved 8,000,000 shares of common stock for such persons pursuant to our 2016 Equity Incentive Plan. We terminated our 2007 Employee Stock Plan in June 2016 and no additional awards are made under that plan.
2.	Comprised of common stock purchase warrants we issued for services.

31

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Directors hold office until the end of their respective terms or until their successors have been duly elected and qualified, or until their earlier death, resignation, removal or retirement. Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

The Board of Directors is divided into three classes, currently comprised of: (i) two Class I directors, whose terms expire at the 2024 annual meeting; (ii) three Class II directors, whose terms expire at the 2025 annual meeting; and (iii) one Class III director, whose term expires at the 2023 annual meeting. The Board believes that a classified Board of Directors provides continuity and stability in pursuing the Company's policies and strategies and reinforces its commitment to long term perspective and value creation.

Nominee for Election as Director

At the time of the Annual Meeting, our Board of Directors will consist of six directors: Dr. Michael S. Lebby; James S. Marcelli; Ronald A. Bucchi; Siraj Nour El-Ahmadi; Dr. Frederick J. Leonberger and Dr. Craig Ciesla. At the Annual Meeting, the shareholders will elect: (i) one Class III director to serve until the 2026 Annual Meeting or until his successor has been duly elected and qualified, or until his earlier death, resignation, removal or retirement.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board proposes that the individual listed below as the Class III nominee be elected as a Class III director. The nominee has agreed to serve if elected, and our Board of Directors has no reason to believe that the nominee will be unavailable or will decline to serve. In the event, however, that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is selected by the Nominating and Corporate Governance Committee and approved by the current Board of Directors to fill the vacancy.

The Company’s Nominating and Corporate Governance Committee may evaluate individuals in the future to consider additional members for our Board of Directors following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The names of the Class III nominee is set forth below:

Name	Age	Year First Elected Director	Positions/Committees	Director Class/ Term	Independent
James S. Marcelli	75	2008	P, COO, S, ED	Class III Expires 2023	no

ED – Employee Director

P, COO, S – President, Chief Operating Officer, Secretary

Directors Not Standing for Election

The names of the Directors who are not standing for election at the Annual Meeting are the Class I directors, whose terms expire in 2024; and the following Class II directors, whose terms expire in 2025:

Name	Age	Year First Elected Director	Positions/Committees	Director Class/ Term	Independent
Michael S. Lebby	62	2015	CEO, COB	Class II Expires 2025	no
Ronald A Bucchi	68	2012	LD, AC*, FE, NCGC	Class II Expires 2025	yes
Siraj Nour El-Ahmadi	58	2013	CC*, NCGC, AC, OC	Class I Expires 2024	yes
Frederick J. Leonberger	75	2017	NCGC*, CC, OC	Class I Expires 2024	yes
Craig Ciesla	50	2022	AC, NCGC	Class II Expires 2025	yes

AC - Audit Committee

CEO - Chief Executive Officer

COB - Chair of the Board of Directors (executive)

LD – Lead Director

CC - Compensation Committee

FE - Financial Expert

NCGC – Nominating and Corporate Governance Committee

OC – Operations Committee

* Committee Chair

32

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. A “withhold” vote with respect to any nominee will have no effect on the election of that nominee. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the above Nominee.

33

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2023

We are asking shareholders to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Morison Cogen LLP was our independent registered public accounting firm for our fiscal years ended December 31, 2022 and 2021. A representative of Morison Cogen, LLP is expected to be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The aggregate fees billed for professional services by Morison Cogen, LLP during 2022 and 2021 were as follows:

	2022	2021

Audit Fees	$107,570	$87,596
Audit-Related Fees	—	—
Tax Fees	6,000	6,000
All Other Fees	—	—

Audit Fees are the aggregate fees billed during the years ended December 31, 2022 and December 31, 2021 for professional services rendered by Morison Cogen, LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by Morison Cogen, LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are the aggregate fees billed during the years ended December 31, 2022 and December 31, 2021 for assurance and related services rendered by Morison Cogen, LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the category Audit Fees described above .

Tax Fees are the aggregate fees billed during the years ended December 31, 2022 and December 31, 2021 for tax compliance services rendered by Morison Cogen, LLP in connection with the preparation of the Company’s federal and state tax returns.

All Other Fees are the aggregate fees billed during the years ended December 31, 2022 and December 31, 2021 for products and services provided by Morison Cogen, LLP, other than the services reported in the Audit Fees, Audit-Related Fees, and Tax Fees categories above.

Audit Committee Pre-Approval Policies.

All the services performed by Morison Cogen, LLP that are described above were pre-approved by the Company’s audit committee. The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis.

None of the hours expended on Morison Cogen, LLP ‘s engagement to audit the Company’s financial statements for the years ended December 31, 2022 and December 31, 2021 were attributed to work performed by persons other than Morison Cogen, LLP’s full-time, permanent employees.

Vote Required

The vote required to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting entitled to vote on the matter. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

34

PROPOSAL THREE

AMENDMENT TO THE COMPANY’S

2016 EQUITY INCENTIVE PLAN

Purpose of the Proposal

The Board of Directors of the Company has approved and is recommending to shareholders of the Company an amendment to Company’s 2016 Equity Incentive Plan, as amended (the “2016 Equity Incentive Plan”) to increase the number of shares reserved pursuant to the 2016 Equity Incentive Plan from 8 million to 13 million shares of common stock and to include restricted stock units as a type of award that may be granted pursuant to the 2016 Equity Incentive Plan. The purpose of the proposed amendment to the 2016 Equity Incentive Plan is to ensure that a sufficient amount of awards under the 2016 Equity Incentive Plan are available for issuance in the future, and to provide the Company with additional flexibility with respect to the type of awards that may be granted pursuant to the 2016 Equity Incentive Plan.

The Board of Directors approved the 2016 Equity Incentive Plan to ensure that the Company has adequate ways in which to provide stock based compensation to its directors, officers, employees, and consultants. The Board of Directors believes that the ability to grant stock-based compensation is important to the Company’s future success. The grant of stock-based compensation, such as stock options, restricted stock awards and restricted stock units can motivate high levels of performance and provide an effective means of recognizing employee and consultant contributions to the Company’s success. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and providing incentives to the Company’s current employees, directors and consultants. Our Board of Directors believes that the increase in the number of common shares available for issuance under the 2016 Equity Incentive Plan and including restricted stock units to the types of awards that may be granted pursuant to the 2016 Equity Incentive Plan is necessary in order to continue to offer stock-based compensation programs that will allow the Company to carry out the purposes of the 2016 Equity Incentive Plan, including attracting and retaining employees and others who are critical to the growth and success of the Company

Information Regarding Options Granted under the 2016 Equity Incentive Plan, Dilution

The 2016 Equity Incentive Plan is our only active equity compensation plan. With respect to our Plan, as of the Record Date:

•	The total number of stock options outstanding under the 2016 Equity Incentive Plan was 5,672,923;
•	The weighted average exercise price of such options was $3.42;
•	The weighted average remaining term of such options was 7.31 years;
•	The total number of shares available for grant under the 2016 Equity Incentive Plan was 925,314;
•	The total number of unvested restricted stock awards outstanding under the 2016 Equity Incentive Plan was 105,094;
•	The total number of shares of our common stock issued and outstanding was 114,002,707;
•	No unvested shares were issued in lieu of cash compensation;
•	No awards were issued that will be settled solely in cash;
•	No performance-contingent awards were issued;
•	The 2016 Equity Incentive Plan does not have fungible counting provisions.

Key Corporate Governance Practices

The 2016 Equity Incentive Plan incorporates key corporate governance practices, including the following:

•	Limits the number of shares available to 8,000,000, which represents approximately 7.0% of our issued and outstanding common shares as of the Record Date. If the amendment to the 2016 Equity Incentive Plan is approved by the shareholders, the 2016 Equity Incentive Plan will limit the number of shares available to 13,000,000, which represents approximately 11.4% of our issued and outstanding common shares as of the Record Date;
•	Discounted stock options are not allowed;
•	No ability of participants to receive dividend payments with respect to restricted stock until the shares are vested;
•	Payment of the exercise price or applicable taxes made by delivery of shares, or withholding of shares, in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the 2016 Equity Incentive Plan.

35

Significant Features of the 2016 Equity Incentive Plan:

The following is a summary of certain significant features of the 2016 Equity Incentive Plan. The information which follows is subject to, and qualified in its entirety by reference to, the 2016 Equity Incentive Plan. We urge you to read the 2016 Equity Incentive Plan in its entirety.

Awards that may be granted include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, and (c) Restricted Awards. These awards offer the Company’s officers, employees, directors and consultants the possibility of future value, depending on the long-term price appreciation of the Company’s common stock and the award holder’s continuing service with the Company. If the amendment to the 2016 Equity Incentive Plan is approved by the shareholders, restricted stock units will be included as an eligible type of Restricted Award.

Stock options give the option holder the right to acquire from the Company a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will be not less than the market price of the common stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Restricted Awards presently include only restricted stock, which are shares of common stock awarded to participants at no cost. Restricted Awards are in the form of awards of restricted stock, which represent issued and outstanding shares of our common stock subject to vesting criteria. Restricted Awards are forfeitable and non-transferable until the awards vest. The vesting date or dates and other conditions for vesting are established when the Restricted Awards are awarded. If the amendment to the 2016 Equity Incentive Plan is approved by the shareholders, restricted stock units will be included as an eligible type of Restricted Award.

All of the permissible types of awards under the 2016 Equity Incentive Plan are described in more detail as follows:

Purposes of Plan: The purposes of the 2016 Equity Incentive Plan are to: (a) enable the Company to attract and retain the types of employees, consultants and directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the success of the Company's business.

Administration of the 2016 Equity Incentive Plan: The 2016 Equity Incentive Plan is administered by a committee of one or more members of the Board of Directors appointed by the Board of Directors to administer the 2016 Equity Incentive Plan or, in the Board's sole discretion, by the Board of Directors (the “Committee”).  Among other things, the Committee has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, restrictions and other provisions of awards. The Committee has authority to establish, amend and rescind rules and regulations relating to the 2016 Equity Incentive Plan.

Eligible Recipients: Persons eligible to receive awards under the 2016 Equity Incentive Plan will be those officers, employees, consultants, and directors of the Company and its subsidiaries (if any) who are selected by the Company’s Board of Directors or the Committee of the Board administering the 2016 Equity Incentive Plan. As of the Record Date, approximately 34 individuals were eligible to participate in the 2016 Equity Incentive Plan, including 2 employee directors and 4 independent directors.

Shares Available Under the 2016 Equity Incentive Plan: The maximum number of shares of our common stock that may be delivered to participants under the 2016 Equity Incentive Plan is 8,000,000; subject to adjustment for certain corporate changes affecting the shares, such as stock splits. If the amendment to the 2016 Equity Incentive Plan is approved by the shareholders, the maximum number of shares of our common stock that may be delivered to participants under the 2016 Equity Incentive Plan will be 13,000,000; subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the 2016 Equity Incentive Plan for which the award is canceled, forfeited or expires again become available for grants under the 2016 Equity Incentive Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the 2016 Equity Incentive Plan. Payment of the exercise price or applicable taxes made by delivery of shares, or withholding of shares, in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the 2016 Equity Incentive Plan.

36

Stock Options:

General. Subject to the provisions of the 2016 Equity Incentive Plan, the Committee has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the Committee may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning 10% or more of the Company’s voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the Committee at the time of the grant. The option must be exercised by notice to the Company, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the Committee, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the Committee at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of 10% or more of the Company’s voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with the Company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the Committee and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”) for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Restricted Awards: Restricted stock can also be granted under the 2016 Equity Incentive Plan. A restricted stock award is a grant of shares of common stock. Restricted Awards will be subject to such conditions, restrictions and contingencies as the Committee shall determine at the date of grant, which may include requirements for continuous service. Restricted Awards are forfeitable and non-transferable until the awards vest. The vesting date or dates and other conditions for vesting are established when the Restricted Awards are awarded. If the amendment to the 2016 Equity Incentive Plan is approved by the shareholders, restricted stock units will be included as an eligible type of Restricted Award. A restricted stock unit is a right to receive shares in the future.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the Committee. In the event of various changes to the capitalization of the Company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the Committee to the number of shares covered by outstanding awards or to the exercise price of such awards. The Committee is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of the Company, including acceleration of vesting. Except as otherwise determined by the Committee at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, the Company is permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our Board also has the authority, at any time, to discontinue the granting of awards. The Board also has the authority to alter or amend the 2016 Equity Incentive Plan or any outstanding award or may terminate the 2016 Equity Incentive Plan as to further grants, provided that no amendment will, without the approval of the Company’s shareholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the 2016 Equity Incentive Plan, change the persons eligible for awards under the 2016 Equity Incentive Plan, extend the time within which awards may be made, or amend the provisions of the 2016 Equity Incentive Plan related to amendments. No amendment that would adversely affect any outstanding award made under the 2016 Equity Incentive Plan can be made without the consent of the holder of such award.

37

Federal Income Tax Consequences: The following is based on current laws, regulations and interpretations, all of which are subject to change. It does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Non-qualified Options.  Under current federal income tax law, the grant of a non-qualified option under the 2016 Equity Incentive Plan will have no federal income tax consequences to us or the optionee (unless the options are publicly traded). Generally, upon exercise of a non-qualified stock option granted under the 2016 Equity Incentive Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the “Spread”) is taxable to the optionee as ordinary income and is subject to withholding. All such amounts taxable to an employee are deductible by us as compensation expense. The deduction will be allowed for our taxable year which includes the end of the taxable year in which the optionee includes an amount in income.

Generally, the shares received on exercise of an option under the 2016 Equity Incentive Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a non-qualified stock option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either our directors or officers will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the 2016 Equity Incentive Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

The taxable income resulting from the exercise of a non-qualified stock option will constitute wages for employees and is generally subject to withholding. We will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld, if any, are available for payment, including the deduction of required withholding amounts from the optionee’s other compensation and requiring payment of withholding amounts as part of the exercise price. The tax basis for the common stock acquired is the option price plus the taxable income recognized. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options.   There will be no federal income tax consequences to us or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). Generally, we receive no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee must recognize only a long-term capital gain or loss. We are not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is determined under the rules applicable to non-qualified options (see above) based on the Spread at the date of exercise. However, such ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income (“AMTI”) for the year of exercise. As a result, the Spread on an incentive stock option will be included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an optionee. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

38

Payment of Option Exercise Price in Shares.  To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of common stock owned by the optionee, the tax consequences described above apply except that the number of shares of common stock received upon such exercise which is equal to the number of shares surrendered in payment of the option price will have the same tax basis and holding periods as the shares surrendered. The additional shares of common stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the day following the date of recognition of such income. Under Treasury regulations, if an optionee exercises an incentive stock option by tendering shares of common stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the optionee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards.  Stock granted under the 2016 Equity Incentive Plan may, in the determination of the Committee, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the 2016 Equity Incentive Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, stock granted under the 2016 Equity Incentive Plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Code Section 83).

If stock is not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock. In general, the holding period for the stock commences when the stock is no longer subject to a substantial risk of forfeiture.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture lapses.”

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Limitations on Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million.

Compliance with Section 409A of the Code.  Code Section 409A imposes requirements on non-qualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Proposed regulations generally provide that the type of equity incentives provided under the 2016 Equity Incentive Plan will not be considered non-qualified deferred compensation. However, some awards could be covered by Section 409A of the Code. For example, the modification of a stock option or stock appreciation right with an exercise price less than fair market value of the underlying common stock could constitute non-qualified deferred compensation. In such event, the administrator normally would expect to design and administer any such award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. In the event that an award under the 2016 Equity Incentive Plan is determined to constitute “non-qualified deferred compensation” that would be subject to additional tax under Section 409A of the Code, the Committee may impose such additional conditions as it deems necessary to avoid the imposition of the additional tax.

39

Recognition of Compensation Expense. In accordance with ASC 718, Compensation-Stock Compensation, the Company is required to recognize compensation expense in its income statement for the grant-date fair value of stock options and other equity-based compensation issued to its employees and directors, the amount of which can only be determined at the time of grant.

Plan Benefits

Awards, if any, that will be made to eligible persons under the 2016 Equity Incentive Plan are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, officers, directors and consultants under the 2016 Equity Incentive Plan. Compensation for our executive officers and directors is discretionary and is reviewed annually by our Board of Directors. Any determinations with respect to compensation for our executive officers and directors are made by our Board of Directors, and such compensation tends to vary from year to year.

 Copy of Plan and Proposed Amendment

Set forth below is where you can find a complete copy of the Company’s 2016 Equity Incentive Plan, along with the proposed amendment:

2016 Equity Incentive Plan	Appendix A to Schedule 14A filed on April 20, 2016
Amendment No. 1 to 2016 Equity Incentive Plan	Appendix A to Schedule 14A filed on April 12, 2019
Proposed Amendment	Appendix A to this Schedule 14A

Vote Required

The vote required to approve the proposed amendment to the 2016 Equity Incentive Plan is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting entitled to vote on the matter. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” approval of the amendment to the 2016 Equity Incentive Plan.

40

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

In accordance with SEC Rule 14a-8, in order for shareholder proposals to be included in our proxy statement for the 2024 Annual Meeting, we must receive them at our principal executive offices, 369 Inverness Parkway, Suite 350, Englewood, CO 80112, by December 16, 2023, being 120 days prior to the date of the first anniversary of the date of our proxy statement for the 2023 Annual Meeting of Shareholders. Shareholder proposals (including recommendations of nominees for election to the board of directors), other than a shareholder proposal submitted pursuant to SEC Rule 14a-8, in order to be voted on at the 2024 Annual Meeting, must be received by us not earlier than January 26, 2024 and not later than February 26, 2024 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2023 Annual Meeting of Shareholders. In the event that the 2024 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2023 Annual Meeting of Shareholders, notice by a shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2024 Annual Meeting is mailed or such public disclosure of the date of the 2024 Annual Meeting is made, whichever first occurs. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 in accordance with the provisions of SEC Rule 14a-19.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the Annual Meeting, you are urged to fill out, sign, date and return the enclosed a proxy card or voting instruction form at your earliest convenience.

Englewood, CO

April 14, 2023

41

Appendix A

Amendment No. 2

to

Lightwave Logic, Inc. 2016 Equity Incentive Plan

The Lightwave Logic, Inc. 2016 Equity Incentive Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.	Section 4.1 of the Plan shall be deleted in its entirety and replaced with the following:

4.1	Subject to adjustment in accordance with Section 11, a total of 13,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan; provided that, no more than 600,000 shares of Common Stock may be granted as Incentive Stock Options. Any shares of Common Stock granted in connection with Awards shall be counted against this limit as one (1) share for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
2.	Section 7 of the Plan shall be deleted in its entirety and replaced with the following:

7.	Provisions of Awards Other Than Options.

7.1	Restricted Awards.

(a)	General

A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)	Restricted Stock and Restricted Stock Units
(i)	Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
A-1

(ii)	The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be withheld by the Company and credited to the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant's account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)	Restrictions

(i)	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.
(ii)	Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(iii)	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

A-2

(d)	Restricted Period

With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e)	Delivery of Restricted Stock and Settlement of Restricted Stock Units

Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.1(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.1(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

(f)	Stock Restrictions

Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

3.	Section 12.1 of the Plan shall be deleted in its entirety and replaced with the following:

12.1	Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Options shall become immediately exercisable with respect to 100% of the shares subject to such Options, and/or the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

To the extent practicable, any actions taken by the Committee under the immediately preceding clause shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

4.	All other provisions of the Plan remain in full force and effect, other than any provision that conflicts with the terms and spirit of this amendment.

Adopted by the Board of Directors on March 16, 2023

Adopted by the Shareholders on _____________

A-3

LIGHTWAVE LOGIC, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08418-P91311 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LIGHTWAVE LOGIC, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director

Nominee:	**For**	**Withhold**
1a. James S. Marcelli	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Morison Cogen LLP to serve as the Company's Independent Registered Public Accounting firm for fiscal year 2023.	☐	☐	☐
3. Approval of the amendment to the Company's 2016 Equity Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V08419-P91311

LIGHTWAVE LOGIC, INC.
Annual Meeting of Shareholders
May 25, 2023 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Dr. Michael S. Lebby and/or James S. Marcelli with the power of substitution and resubstitution to vote any and all shares of capital stock of Lightwave Logic, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Thursday, May 25, 2023 at 10:00 A.M. Local Time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of the Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side